Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Fourth Quarter Results

DALLAS, Texas, March 9, 2016 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced fourth quarter and full-year 2016 financial and operating results.

Southcross’ net loss was $39.5 million for the quarter ended December 31, 2016, compared to $16.5 million for the same period in the prior year and $32.6 million for the quarter ended September 30, 2016. Adjusted EBITDA (as defined below) was $18.4 million for the quarter ended December 31, 2016, compared to $24.9 million for the same period in the prior year and $14.8 million for the quarter ended September 30, 2016. Adjusted EBITDA for the fourth quarter was higher than the prior quarter due to improved frac spreads, annual deficiency payments from producers and lower overall general and administrative expenses.

Processed gas volumes during the quarter averaged 287 MMcf/d, a decrease of 34% compared to 437 MMcf/d for the same period in the prior year and a decrease of 4% compared to 299 MMcf/d for the quarter ended September 30, 2016.

“In 2016, Southcross focused on improving safe, reliable operation of its assets and beginning to reduce costs to better align with the current energy market environment and realities,” said Bruce A. Williamson, President and Chief Executive Officer of Southcross’ general partner. “We began several initiatives that should result in reduced 2017 general and administrative and operating expenses and lower future capital expenditure requirements. We also began rationalizing some of our assets including the planned shut-down and sale of two of our older and less efficient processing facilities.”

“Looking ahead to 2017, we will continue an internal focus on safe, reliable operations while seeking to accelerate and expand cost reductions, rationalize assets and capacity, and reduce our overall debt level toward a sustainable capital structure,” said Williamson. “Externally, with the recently announced bank amendment, we are now focused on seeking to take advantage of any potential upturn in the natural gas and NGL markets.”

Capital Expenditures

For the quarter ended December 31, 2016, growth and maintenance capital expenditures were $8.7 million and were related primarily to work to enhance system efficiency and capability. For the year ended December 31, 2016, growth and maintenance capital expenditures were $26.1 million and were related primarily to various expansion and reliability improvement projects in the Partnership’s South Texas assets, compared to $108.7 million for the year ended December 31, 2015.

Southcross expects that capital expenditures for full-year 2017, including growth and maintenance expenditures, will be in the range of $14 million to $20 million and will be limited to projects with contractually committed volumes, along with recurring maintenance spending.

Capital and Liquidity

As of December 31, 2016, Southcross had total outstanding debt of $560 million including $123 million under its revolving credit facility as compared to total outstanding debt of $561 million as of September 30, 2016.

In conjunction with the amendment to Southcross’ revolving credit agreement executed December 29, 2016, Southcross Holdings LP, the parent of Southcross’ general partner, invested $17 million into Southcross to further improve Southcross’ liquidity position.

Cash Distributions and Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended December 31, 2016 was $9.5 million, compared to $11.4 million for the same period in the prior year and $5.8 million for the quarter ended September 30, 2016. The Partnership did not make a cash distribution for the quarter ended December 31, 2016 and is not allowed to make any cash distributions until the Partnership’s consolidated total leverage ratio, as defined under its credit agreement, is at or below 5.0x to 1.

About Southcross Energy Partners, L.P.
Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

About Southcross Holdings LP

Southcross Holdings LP, through its subsidiary Southcross Holdings Borrower LP, owns 100% of Southcross Energy Partners GP, LLC, the general partner of Southcross, as well as a portion of Southcross' common units, and all of Southcross' subordinated units and Class B convertible units. Holdings also owns natural gas gathering and treating assets as well as NGL pipelines and fractionation facilities in South Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the expectations, plans, strategies, objectives and growth of Southcross; and anticipated capital expenditures and Adjusted EBITDA. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is described in reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and in subsequent reports, which are available through the SEC’s  EDGAR system at www.sec.gov and on our website.  Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets, severance expense and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

###
Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Revenues	$134,598	$132,080	$451,271	$603,815
Revenues - affiliates	25,126	33,665	97,452	94,658
Total revenues	159,724	165,745	548,723	698,473

Expenses:
Cost of natural gas and liquids sold	122,236	118,046	395,874	517,157
Operations and maintenance	16,069	21,001	70,242	82,529
Depreciation and amortization	38,049	18,358	106,947	70,814
General and administrative	5,757	6,414	28,546	30,026
Impairment of assets	—	6,874	476	7,067
Loss (gain) on sale of assets, net	987	270	(11,768)	416
Total expenses	183,098	170,963	590,317	708,009

Loss from operations	(23,374)	(5,218)	(41,594)	(9,536)
Other income (expense):
Equity in losses of joint venture investments	(10,466)	(2,730)	(21,123)	(13,452)
Interest expense	(8,565)	(8,651)	(35,166)	(32,738)
Write-off of deferred financing costs	(1,006)	—	(1,006)	—
Gain on legal settlements	3,939	—	3,939	—
Total other expense	(16,098)	(11,381)	(53,356)	(46,190)
Loss before income tax benefit	(39,472)	(16,599)	(94,950)	(55,726)
Income tax benefit	—	120	2	233
Net loss	$(39,472)	$(16,479)	$(94,948)	$(55,493)
General partner unit in-kind distribution	(9)	—	(47)	(164)
Net loss attributable to Holdings	—	—	—	(4,258)
Net loss attributable to partners	$(39,481)	$(16,479)	$(94,995)	$(51,399)

Earnings per unit and distributions declared
Net loss allocated to limited partner common units	$(21,705)	$(4,799)	$(50,612)	$(24,790)
Weighted average number of limited partner common units outstanding	37,265	28,372	34,161	26,781
Basic and diluted loss per common unit	$(0.58)	$(0.17)	$(1.48)	$(0.93)

Net loss allocated to limited partner subordinated units	$(7,111)	$(2,065)	$(18,089)	$(11,300)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.58)	$(0.17)	$(1.48)	$(0.93)
Distributions declared and paid per common unit	$—	$0.40	$—	$1.60

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$21,226	$11,348
Trade accounts receivable	51,894	39,585
Accounts receivable - affiliates	7,976	49,734
Prepaid expenses	2,751	3,915
Other current assets	4,343	1,256
Total current assets	88,190	105,838

Property, plant and equipment, net	971,286	1,066,001
Investments in joint ventures	124,096	140,526
Other assets	2,504	6,595
Total assets	$1,186,076	$1,318,960

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$50,639	$66,458
Accounts payable - affiliates	524	7,871
Current portion of long-term debt	4,500	4,500
Other current liabilities	10,976	10,406
Total current liabilities	66,639	89,235

Long-term debt	543,872	604,518
Other non-current liabilities	11,936	3,871
Total liabilities	622,447	697,624

Commitments and contingencies

Partners' capital:
Common units (48,502,090 and 28,420,619 units outstanding as of December 31, 2016 and December 31, 2015, respectively)	255,124	271,236
Class B Convertible units (17,105,875 and 15,958,990 units issued and outstanding as of December 31, 2016 and December 31, 2015)	278,508	300,596
Subordinated units (12,213,713 units issued and outstanding as of December 31, 2016 and 2015)	19,240	37,920
General partner interest	10,757	11,584
Total partners' capital	563,629	621,336
Total liabilities and partners' capital	$1,186,076	$1,318,960

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(94,948)	$(55,493)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	106,947	70,814
Unit-based compensation	3,523	4,573
Amortization of deferred financing costs and PIK interest	3,614	3,494
Loss (gain) on sale of assets, net	(11,768)	416
Unrealized loss (gain) on financial instruments	(147)	110
Equity in losses of joint venture investments	21,123	13,452
Distribution from joint venture investment	740	500
Impairment of assets	476	7,067
Gain on legal settlements	(2,375)	—
Write-off of deferred financing costs	1,006	—
Other, net	(310)	(82)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	31,554	(3,069)
Prepaid expenses and other current assets	947	(495)
Other non-current assets	(358)	296
Accounts payable and accrued liabilities	(18,234)	(24,559)
Other liabilities, including affiliates	9,112	1,701
Net cash provided by operating activities	50,902	18,725
Cash flows from investing activities:
Capital expenditures	(26,066)	(108,698)
Insurance proceeds from property damage claims, net of expenditures	125	78
Net proceeds from sales of assets	22,470	4,693
Investment contribution to joint venture investments	(5,433)	(8,910)
Consideration paid for Holdings' drop-down acquisition	—	(15,000)
Net cash used in investing activities	(8,904)	(127,837)
Cash flows from financing activities:
Borrowings under our credit facility	11,210	187,695
Repayments under our credit facility	(70,350)	(36,000)
Repayments under our term loan agreement	(4,500)	(4,500)
Payments on capital lease obligations	(419)	(528)
Financing costs	(1,366)	(698)
Tax withholdings on unit-based compensation vested units	(138)	—
Contributions from general partner	—	1,301
Common unit issuances to Holdings for equity contributions	29,416	—
Payments of distributions and distribution equivalent rights	—	(46,915)
Expenses paid by Holdings on behalf of Valley Wells' assets	—	17,858
Borrowing of senior unsecured PIK notes	14,000	—
Repayment of senior unsecured PIK notes and PIK interest	(14,260)	—
Valley Wells operating expense cap adjustments	4,053	1,023
Other, net	234	(425)
Net cash provided by (used in) financing activities	(32,120)	118,811

Net increase in cash and cash equivalents	9,878	9,699
Cash and cash equivalents — Beginning of period	11,348	1,649
Cash and cash equivalents — End of period	$21,226	$11,348

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Financial data:
Adjusted EBITDA	$18,398	$24,892	$69,527	$83,883

Maintenance capital expenditures	$630	$2,650	$4,711	$11,618
Growth capital expenditures	8,107	8,740	21,355	93,718

Operating data:
Average volume of processed gas (MMcf/d)	287	437	312	434
Average volume of NGLs produced (Bbls/d)	30,987	43,234	32,271	43,234
Average daily throughput Mississippi/Alabama (MMcf/d)	158	156	160	145

Realized prices on natural gas volumes ($/Mcf)	$2.95	$2.51	$2.34	$3.16
Realized prices on NGL volumes ($/gal)	0.37	0.36	0.34	0.36

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$9,301	$(5,783)	$50,902	$18,725
Add (deduct):
Depreciation and amortization	(38,049)	(18,358)	(106,947)	(70,814)
Unit-based compensation	(888)	(1,060)	(3,523)	(4,573)
Amortization of deferred financing costs and PIK interest	(818)	(879)	(3,614)	(3,494)
Gain (loss) on sale of assets, net	(987)	(270)	11,768	(416)
Unrealized gain (loss) on financial instruments	31	179	147	(110)
Equity in losses of joint venture investments	(10,466)	(2,730)	(21,123)	(13,452)
Impairment of assets	—	(6,874)	(476)	(7,067)
Distribution from joint venture investment	—	—	(740)	(500)
Gain on legal settlements	2,375	—	2,375	—
Write-off of deferred financing costs	(1,006)	—	(1,006)	—
Other, net	64	13	310	82
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	14,890	8,682	(31,554)	3,069
Prepaid expenses and other current assets	(1,603)	(1,021)	(947)	495
Other non-current assets	295	(219)	358	(296)
Accounts payable and accrued expenses	(6,417)	10,379	18,234	24,559
Other liabilities, including affiliates	(6,194)	1,462	(9,112)	(1,701)
Net loss	$(39,472)	$(16,479)	$(94,948)	$(55,493)
Add (deduct):
Depreciation and amortization	$38,049	$18,358	$106,947	$70,814
Interest expense	8,565	8,651	35,166	32,738
Unrealized loss on commodity swap derivatives	—	237	—	111
Revenue deferral adjustment	754	754	3,016	3,016
Unit-based compensation	888	1,060	3,523	4,573
Income tax benefit	—	(120)	(2)	(233)
Loss (gain) on sale of assets, net	987	270	(11,768)	416
Major litigation costs, net of recoveries	79	4	495	513
Equity in losses of joint venture investments	10,466	2,730	21,123	13,452
Severance expense	456	222	472	956
Retention bonus funded by Holdings	474	—	3,168	—
Valley Wells' operating expense cap adjustments	—	1,647	2,406	2,670
Fees related to Equity Cure Agreement	61	—	650	—
Distribution from joint venture investment	—	—	740	500
Transaction-related costs	—	698	6	2,483
Impairment of assets	—	6,874	476	7,067
Gain on legal settlements	(3,939)	—	(3,939)	—
Write-off of deferred financing costs	1,006	—	1,006	—
Other, net	24	(14)	990	300
Adjusted EBITDA	$18,398	$24,892	$69,527	$83,883